                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 Xilinx, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                        [XILINX INC. LOGO APPEARS HERE]

                                                                  June 18, 2001

Xilinx Stockholders:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders to be held on Thursday, August 9, 2001 at 11:00 a.m. Pacific Daylight Time, at Xilinx, Inc.'s headquarters located at 2100 Logic Dr., San Jose, California, 95124.

   At this meeting, you will be voting for the election of directors and ratification of our independent auditors, as well as any other business that may properly come before the meeting or any adjournment or postponement thereof.

   At the meeting, we will also report on the operations of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend, please take a few minutes now to vote on-line or via telephone or, in the alternative, mark, sign, date and return your proxy in the enclosed postage-paid envelope so that your shares will be represented.

   Thank you for your continuing interest in Xilinx.

                                          Very truly yours,

                                          /s/ WILLEM P. ROELANDTS

                                          Willem P. Roelandts
                                          Chief Executive Officer


 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR VOTE YOUR PROXY ELECTRONICALLY OR BY TELEPHONE. PLEASE REFERENCE THE "VOTING VIA THE INTERNET AND TELEPHONE" SECTION ON PAGE 1 FOR INFORMATION.

                      [LOGO OF XILINX, INC. APPEARS HERE]

                                 XILINX, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                August 9, 2001

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (the "Company"), will be held on Thursday, August 9, 2001 at 11:00 a.m., Pacific Daylight Time, at the Company's business address at 2100 Logic Drive, San Jose, California, 95124 for the following purposes:

     1. To elect ten (10) directors to serve for the ensuing year or until their successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 30, 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on June 11, 2001 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote on-line or via telephone or, in the alternative, to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                        For the Board of Directors

                                        /s/ THOMAS R. LAVELLE

                                        Thomas R. Lavelle
                                        Secretary

San Jose, California
June 18, 2001

 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR VOTE YOUR PROXY ELECTRONICALLY OR BY TELEPHONE. PLEASE REFERENCE THE "VOTING VIA THE INTERNET AND TELEPHONE" SECTION ON PAGE 1 FOR INFORMATION.

                                 XILINX, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      FOR ANNUAL MEETING OF STOCKHOLDERS

   This Proxy Statement is being mailed to stockholders of Xilinx, Inc., a Delaware corporation (the "Company"), on or about June 18, 2001 in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, August 9, 2001 at 11:00 a.m., Pacific Daylight Time, at the Company's corporate headquarters, located at 2100 Logic Drive, San Jose, California 95124, and any adjournment and postponement thereof.

   The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. The Company has retained the services of InvestorCom, Inc. to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting of Stockholders. The estimated cost of such services is approximately $5,500 plus out-of-pocket expenses. Proxies may be solicited in person or by telephone or telegraph by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

             INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Revocability of Proxies

   A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with Thomas R. Lavelle, the Secretary of the Company, at 2100 Logic Drive, San Jose, California 95124, or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with the recommendations of the Board of Directors as shown on the proxy.

Voting and Solicitation

   Each stockholder is entitled to one vote for each share of Common Stock of the Company ("Common Stock") with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Voting via the Internet and Telephone

   Stockholders whose shares are registered directly with EquiServe, L.P. may also vote either via the Internet or by calling EquiServe, L.P. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity through the use of a Control Number that is provided on each proxy form. The procedure also allows the stockholder to vote his/her shares and to confirm that voting instructions have been properly recorded. The enclosed proxy form for EquiServe, L.P. contains specific instructions regarding this procedure.

   If a stockholder's shares are registered in the name of a bank, brokerage firm, or other custodian, that stockholder may also be eligible to vote electronically via the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders, who receive a paper copy of the proxy statement, the opportunity to vote via the Internet or by telephone. If the stockholder's bank or brokerage firm is participating in ADP's program, the proxy form for ADP will provide instructions for electronic voting.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of Common Stock as of the close of business (5:00 p.m., Eastern Daylight Time) on June 11, 2001. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and will determine whether or not a quorum is present. Shares that are voted "FOR," "AGAINST" or "WITHHELD" (abstentions) are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the record owners of the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter. The inspector of elections will treat broker non-votes as present only for purposes of determining a quorum and not as Votes Cast. In the absence of instructions, shares represented by valid proxies shall be voted in accordance with the recommendations of the Board of Directors as shown on the proxy.

   With respect to the election of directors, the ten nominees receiving the highest number of Votes Cast at the meeting shall be elected as directors. Affirmative votes constituting a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP. Abstentions will have the effect of a vote against the ratification of Ernst & Young LLP.

Record Date

   Only stockholders of record at the close of business (5:00 p.m., Eastern Daylight Time) on June 11, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. Stockholders of record will be entitled to one vote for each share of Common Stock held. For information regarding holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

Shares Outstanding

   As of the close of business on May 15, 2001, there were 332,592,384 shares of Common Stock outstanding. The closing price of the Company's Common Stock on May 15, 2001, as reported by the Nasdaq National Market, was $41.97 per share.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than Friday, February 18, 2002, in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

   The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next meeting of stockholders, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company no later than May 10, 2002. If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

Stock Split

   On December 27, 1999, the Board of Directors announced a 2-for-1 stock split of the outstanding shares of Common Stock of the Company (the "Stock Split"). The Stock Split was effected through a stock dividend pursuant to which stockholders of record as of the close of business on December 17, 1999 were entitled to receive as a dividend one (1) share of Common Stock for each share of Common Stock owned by them. The

Board of Directors approved the Stock Split to lower the market price and to increase the trading activity of the Company's Common Stock with a view to obtaining wider distribution and improved marketability of the Common Stock. Unless otherwise indicated, all share and per share amounts presented herein related to the Company's capital stock reflect the Stock Split, as well as any prior stock splits.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   A board of ten directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's ten nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

                                                                     Director
    Name of Nominee              Age      Principal Occupation        Since
    ---------------              ---      --------------------       --------
 Bernard V. Vonderschmitt.......  77 Chairman of the Board             1984

 Willem P. Roelandts............  56 President and Chief Executive     1996
                                     Officer

 John L. Doyle..................  69 Consultant                        1994

 Jerald G. Fishman..............  55 President & CEO, Analog           2000
                                     Devices, Inc.

 Philip T. Gianos...............  51 General Partner, InterWest        1985
                                     Partners

 William G. Howard, Jr. ........  59 Consultant                        1996

 Frank Seiji Sanda..............  52 President, Japan                  1998
                                     Communications, Inc.

 Dennis L. Segers...............  48 Senior Vice President and         2000
                                     General Manager, Advanced
                                     Products Group

 Richard W. Sevcik..............  53 Senior Vice President, IP,        2000
                                     Services, and Software Group

 Elizabeth Vanderslice..........  37 General Manager, Terra Lycos,     2000
                                     Inc.

   Mr. Vonderschmitt was Chief Executive Officer of the Company from August 1994 to January 1996 and was President of the Company from its inception in February 1984 to August 1994. Mr. Vonderschmitt now serves as Chairman of the Company's Board of Directors and as a consultant to the Company. Mr. Vonderschmitt is also a director of Credence Systems, Inc. and Sanmina Corporation.

   Mr. Roelandts joined the Company in January 1996 as Chief Executive Officer and as a member of the Company's Board of Directors. In April 1996, he was appointed to the additional position of President of the Company. Prior to joining the Company, Mr. Roelandts served at Hewlett-Packard Company, a computer manufacturer. Mr. Roelandts began his career at Hewlett-Packard Company in 1967 and served as Senior Vice President and General Manager of Computer Systems Organizations from August 1992 through January 1996 and as Vice President and General Manager of the Network Systems Group from December 1990 through August 1992.

   Mr. Doyle was Executive Vice President of Hewlett-Packard Company from June 1990 to September 1991, and was Co-Chief Executive Officer of Hexcel Corp., a manufacturer of honeycomb, advanced composites, reinforced fabrics and resins, from July 1993 to December 1993. From September 1991 to July 1993, and from December 1993 to the present, Mr. Doyle has been an independent consultant. In addition, Mr. Doyle also serves as a director of Analog Devices, Inc., DuPont Photomasks, Inc. and DURECT Corporation.

   Mr. Fishman is the President, Chief Executive Officer and a director of Analog Devices, Inc. Mr. Fishman was elected President and Chief Executive Officer of Analog Devices, Inc. in November 1996. Mr. Fishman also serves as a director of Cognex Corporation.

   Mr. Gianos has been a General Partner of InterWest Partners since August 1982. Mr. Gianos also serves as a director of T/R Systems.

   Mr. Howard has worked as an independent consultant since December of 1990. Mr. Howard also serves as a director of BEI Electronics, Inc., BEI Technologies, Inc., Credence Systems Corporation, and Ramtron International Corporation.

   Mr. Sanda served as the Vice President and General Manager of the Japan Cellular Subscriber Division of Motorola, Inc. from January 1990 to July 1994 and was President and Chief Executive Officer of Apple Japan, Inc. from July 1994 to July 1995. Since July 1995, Mr. Sanda has served as President and Chief Executive Officer of L.T.S. & Co. Ltd. Mr. Sanda joined Nihon Tsushin K.K. (Japan Communications, Inc.), a Japanese telecommunications company, in May 1996, as its Chairman, President, and Chief Executive Officer.

   Mr. Segers joined the Company in January 1994 as Director of Strategic Products and was promoted to Vice President and General Manager in November 1995. In April 1998, he was appointed Senior Vice President, and General Manager, Advanced Products Group. He was elected to the Board of Directors of the Company in 2000.

   Mr. Sevcik joined the Company in April 1997 as Senior Vice President, IP, Services, and Software Group. Prior to joining the Company, Mr. Sevcik worked at Hewlett-Packard Company for 10 years where, from 1994 through 1996, he served as Group General Manager of the company's Systems Technology Group and oversaw five divisions involved with product development for servers, workstations, operating systems, microprocessors, networking and security. In 1995, he was named Vice President at Hewlett-Packard. He was elected to the Board of Directors of the Company in 2000.

   Ms. Vanderslice serves as the General Manager of Terra Lycos, Inc. Prior to joining Terra Lycos in June 1999, Ms. Vanderslice served as president of Wired Digital, Inc. from 1996 through June 1999. Prior to joining Wired Digital, Ms. Vanderslice was a vice president at H. W. Jesse & Co., a San Francisco investment banking and business strategy consulting firm.

   Mr. Vonderschmitt and Mr. Sanda are brothers-in-law. There are no other family relationships among the directors or executive officers of the Company.

Required Vote

   The ten nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth the beneficial ownership of Common Stock of the Company as of May 15, 2001 by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the named officers in the "Summary Compensation Table" (collectively, the "Named Executive Officers") and (iv) all directors and executive officers at fiscal year end as a group:

                                                         Number of  Percent of
         Directors, Officers and 5% Stockholders           Shares     Total
         ---------------------------------------         ---------- ----------
   Principal Stockholders
   FMR Corp(1).......................................... 20,183,973    6.1%
     82 Devonshire Street
     Boston, MA 02109

   Directors
   Bernard V. Vonderschmitt(2)..........................  4,176,959    1.3%
   Willem P. Roelandts(3)...............................  4,073,278    1.2%
   John L. Doyle(4).....................................    199,000      *
   Jerald G. Fishman(5).................................     12,625      *
   Philip T. Gianos(6)..................................    326,844      *
   William G. Howard, Jr.(7)............................    317,000      *
   Frank Seiji Sanda(8).................................    157,000      *
   Dennis L. Segers(9)..................................    536,728      *
   Richard W. Sevcik(10)................................  1,179,764      *
   Elizabeth Vanderslice(11)............................      5,603      *

   Named Executive Officers
   Kris Chellam(12).....................................    459,236      *
   Steven D. Haynes(13).................................    395,431      *
   All directors and executive officers at fiscal year
    end as a group (16 persons)(14)..................... 13,221,975    4.0%

--------
  * Less than 1%
 (1) Based on information contained in the Schedule 13G which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 14, 2001.
 (2) Includes options to purchase 49,500 shares of common stock exercisable within 60 days from May 15, 2001 and 4,127,459 shares held by the Bernard
     V. & Theresa S. Vonderschmitt Jt. Trust
 (3) Includes options to purchase 4,008,188 shares of common stock exercisable within 60 days from May 15, 2001. Mr. Roelandts is Chief Executive Officer of the Company in addition to being a director.
 (4) Includes options to purchase 195,000 shares of common stock exercisable within 60 days from May 15, 2001 and 4,000 shares held by the Doyle Family Trust.
 (5) Includes options to purchase 12,625 shares of common stock exercisable within 60 days from May 15, 2001.
 (6) Includes options to purchase 264,152 shares of common stock exercisable within 60 days from May 15, 2001 and 40 shares held by Mr. Gianos' son.
 (7) Includes options to purchase 317,000 shares of common stock exercisable within 60 days from May 15, 2001.
 (8) Includes options to purchase 143,000 shares of common stock exercisable within 60 days from May 15, 2001.
 (9) Includes options to purchase 328,660 shares of common stock exercisable within 60 days from May 15, 2001 and 4,550 shares held by Mr. Segers' immediate family.
(10) Includes options to purchase 1,173,625 shares of common stock exercisable within 60 days from May 15, 2001.

(11) Includes options to purchase 5,375 shares of common stock exercisable within 60 days from May 15, 2001 and 228 shares held in joint ownership.
(12) Includes options to purchase 422,813 shares of common stock exercisable within 60 days from May 15, 2001, 8,000 shares held by a Family Corporation, 18,922 held by the Chellam Family Trust and 5,000 held by Mr. Chellam's immediate family.
(13) Includes options to purchase 340,255 shares of common stock exercisable within 60 days from May 15, 2001, 20,000 shares held by the Haynes Family Foundation and 250 shares held by Mr. Haynes' son.
(14) Includes options held by officers and directors of the Company to purchase an aggregate of 8,441,341 shares of common stock exercisable within 60 days from May 15, 2001.

Board Meetings and Committees

   The Board of Directors of the Company held a total of twelve (12) meetings during the fiscal year ended March 31, 2001. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or its committees on which such director served during the time each director was a member of the Board of Directors. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

   The Audit Committee, which currently consists of John L. Doyle, Frank Seiji Sanda, and Elizabeth Vanderslice, met six (6) times during fiscal year 2001. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities to the stockholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process.

   The Compensation Committee, which currently consists of Philip T. Gianos, William G. Howard, Jr. and Jerald G. Fishman, met two (2) times during fiscal year 2001. The Compensation Committee has responsibility for establishing the compensation policies of the Company. The Committee determines the compensation of the Company's Board of Directors and its executive officers and has exclusive authority to grant options to directors and executive officers under the 1997 Stock Plan.

   The Nominating and Governance Committee, which currently consists of Bernard V. Vonderschmitt, Jerald G. Fishman and Elizabeth Vanderslice met one
(1) time during fiscal year 2001. The Nominating and Governance Committee has responsibility for nominating individuals to serve as members of the Board of Directors, and to establish policies affecting corporate governance. The Nominating and Governance Committee, among other things, determines the size and composition of the Company's Board of Directors and nominates directors and executive officers for election.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities to the stockholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. The primary responsibility for the Company's financial reporting lies with senior management. The Company's independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles in the United States.

   Each of the Audit Committee members is independent as defined by the rules of The Nasdaq Stock Market, Inc. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent accountants. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy.

   In this context, the Audit Committee has reviewed and discussed with management the Company's audited financial statements. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees".

   The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by the Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants the independent accountants' independence.

   Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Xilinx's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the Securities and Exchange Commission.

                                          Audit Committee of the Board of
                                           Directors

                                          John L. Doyle, Chairman
                                          Frank Seiji Sanda
                                          Elizabeth Vanderslice

Compensation of Directors

 Standard Arrangements

   During fiscal year 2001, the Compensation Committee reviewed and revised the cash and stock option compensation for Outside Directors. Beginning in Fiscal Year 2001, the Company will pay its directors $30,000 per year (paid on a quarterly basis) to attend Board meetings. Chairpersons of Board committees receive an additional $5,000 per year, also paid on a quarterly basis.

   The Company's 1997 Stock Plan currently provides for an automatic grant of nonstatutory options to Outside Directors of the Company. Each eligible Outside Director is granted an initial option to purchase 36,000 shares of Common Stock on the date of the director's first meeting after becoming a director and an additional option to purchase 12,000 shares of Common Stock on an annual basis thereafter. Director options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and currently vest over four years.

   Mr. Vonderschmitt, who served as the Company's Chief Executive Officer from August 1994 to January 1996 and was President of the Company from its inception in February 1984 to August 1994, became an Outside Director on April 1, 1998.

 Employment Contracts and Termination of Employment and Change-In-Control Arrangements

   On January 11, 1996, the Company entered into a letter agreement with Willem P. Roelandts, its current President and Chief Executive Officer, relating to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provides for initial base compensation of $41,667 per month, a target bonus equal to 60% of base salary and the grant of options to purchase 3,200,000 shares of Common Stock, exercisable at $7.95 per share and vesting over a five year period. The letter agreement provides that in the event that Mr. Roelandts voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement also provides that if Mr. Roelandts is terminated without cause within one year of a change in control of the Company, he would receive two year's base pay, two year's target bonus, two year's medical and dental insurance and full vesting of all previously unvested stock options.

   In January 1996, Bernard V. Vonderschmitt resigned as Chief Executive Officer of the Company. On June 1, 1996, Mr. Vonderschmitt became a consultant to the Company pursuant to a consulting agreement effective the same date (the "Consulting Agreement"). The Consulting Agreement provides that Mr. Vonderschmitt shall continue his service as Chairman of the Company's Board of Directors and, as reasonably requested by the Company, shall provide advice on issues of importance to the Company, including general corporate, technological and marketing issues. The terms of the Consulting Agreement provide for minimal compensation, continued vesting of all stock options which Mr. Vonderschmitt received as President of the Company and for reimbursement of expenses incurred by Mr. Vonderschmitt in connection with the provision of his consulting services as well as the provision of medical and dental insurance for Mr. Vonderschmitt and his spouse.

   On April 10, 1997, the Company entered into a letter agreement with Richard
W. Sevcik, its current Senior Vice President, IP, Services, and Software Group, relating to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provides for a hire-on bonus of $150,000 payable over two years in equal installments, initial base compensation of $29,167 per month, a target bonus equal to 50% of base salary with the first two Fiscal Year 1998 quarters guaranteed and the grant of options to purchase 1,200,000 shares of Common Stock, exercisable at $11.72 per share and vesting over a four year period. The letter agreement provides that in the event that Mr. Sevcik voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement also provides that if Mr. Sevcik is terminated without cause within one year of a change in control of the Company, he would receive one year's base pay, one year's target bonus, one year's medical and dental insurance and one year's vesting of unvested stock options.

   On December 3, 1997, the Board of Directors approved a discretionary plan enabling it to provide for the acceleration of the vesting by one year of options of an officer in the event of the voluntary resignation by such officer at or after attaining the age of fifty-five (55) with at least five year's service as an officer of the Company. Such acceleration of the vesting of options is subject to certain restrictions and conditions as determined by the Board of Directors.

   On July 22, 1998, the Company entered into a letter agreement with Kris Chellam, its current Senior Vice President, Finance and Chief Financial Officer, relating to terms of his employment and his initial level of compensation. The agreement provides for a hire date of July 27, 1998 and hire-on bonus of $150,000 payable in six equal, quarterly installments, initial base compensation of $22,917 per month, and the grant of options to purchase 600,000 shares of Common Stock at a price per share equal to $8.91 and vesting over a four year period.

Executive Compensation

   The following table sets forth compensation paid for services to the Company in all capacities during the three fiscal years ended March 31, 2001 to (i) the Company's Chief Executive Officer, and (ii) the four other most highly compensated individuals who were serving as executive officers of the Company at the end of the Company's fiscal year ended March 31, 2001.

                          Summary Compensation Table

                                                    Long Term
                                   Annual          Compensation
                                Compensation         Awards(2)
                              -----------------    ------------
    Name & Principal                                               All Other
        Position         Year  Salary  Bonus(1)     Options(#)    Compensation
    ----------------     ---- -------- --------    ------------   ------------
Willem P Roelandts...... 2001 $675,000 $250,088      300,000(5)   $  3,054(12)
 President & Chief       2000 $618,000 $352,878      175,000(6)   $180,060(12)
 Executive Officer       1999 $583,000      --       640,800(7)   $  5,544(13)

Kris Chellam............ 2001 $320,000 $100,320       75,000(5)   $ 59,825(12)
 Senior Vice President,  2000 $290,012 $241,031(3)    50,000(6)   $ 72,827(12)
 Finance and             1999 $178,221 $146,497(4)   680,000(8)   $    600(14)
 Chief Financial Officer

Steven D. Haynes........ 2001 $290,000 $ 74,385       60,000(5)   $  3,190(12)
 Vice President,         2000 $265,000 $121,370       30,000(6)   $180,060(12)
 Worldwide Sales         1999 $225,500 $133,900      120,000(9)   $ 19,439(15)

Dennis L. Segers........ 2001 $360,000 $112,860       90,000(5)   $  4,081(12)
 Senior Vice President   2000 $310,000 $177,475       80,000(6)   $180,060(12)
 and General Manager,    1999 $238,625 $139,756      220,000(10)  $ 10,870(13)
 Advanced Products Group

Richard W. Sevcik....... 2001 $435,000 $136,373      100,000(5)   $  2,987(12)
 Senior Vice President,  2000 $404,500 $231,576       70,000(6)   $180,060(12)
 IP, Services & Software 1999 $378,000 $261,157      120,000(11)  $  4,892(13)(16)
 Group

--------
 (1) Except as otherwise provided, represents management incentives earned in fiscal years 2001, 2000, and 1999 for achievement of corporate and individual objectives.
 (2) The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the Securities and Exchange Commission.
 (3) Includes the remaining $75,000 of a $150,000 hire-on bonus; the other $75,000 was paid in 1999.
 (4) Includes $75,000 of a $150,000 hire-on bonus, the remainder of which was paid in 2000.
 (5) Represents options granted on April 2, 2001 based on achievement of fiscal 2001 corporate and individual objectives.

 (6) Represents options granted on April 3, 2000 based on achievement of fiscal 2000 corporate and individual objectives.
 (7) Represents 600,000 options granted on April 1, 1999 based on achievement of fiscal 1999 corporate and individual objectives, 20,400 options granted on each October 15, 1998 and April 15, 1999 as part of the Management Incentive Plan.
 (8) Represents 600,000 options granted on July 27, 1998 based on a new hire agreement and 80,000 options granted April 1, 1999 based on achievement of fiscal 1999 corporate and individual objectives.
 (9) Represents 40,000 options granted on November 24, 1998 based on Mr. Haynes' promotion to Vice President of Worldwide Sales and 80,000 options granted on April 1, 1999 based on achievement of fiscal 1999 corporate and individual objectives.
(10) Represents 60,000 options granted on November 24, 1998 based on Mr. Segers' promotion to Senior Vice President and 160,000 options granted on April 1, 1999 based on achievement of fiscal 1999 corporate and individual objectives.
(11) Represents options granted on April 1, 1999 based on achievement of fiscal 1999 corporate and individual objectives.
(12) Includes the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.
(13) Includes $1,200 of employer contributions made to the employee's 401(k) account for achievement of corporate objectives plus the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.
(14) Represents employer contributions made to the employee's 401(k) account for achievement of corporate objectives.
(15) Represents $1,200 of employer contributions made to the employee's 401(k) account for achievement of corporate objectives plus the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan. Also includes car allowance of $7,200 and relocation bonus of $7,500.
(16) Also includes a $463 airline ticket paid for by the Company.

                       Option Grants in Last Fiscal Year

   The following table shows option grants during the fiscal year ended March 31, 2001 for the Named Executive Officers and the potential realizable value of those options, assuming 5% and 10% annual appreciation, at the end of the ten year option term:

                                                                            Potential Realizable
                                         Individual Grants                    Value at Assumed
                         ------------------------------------------------- Annual Rates of Stock
                                         % of Total                        Price Appreciation for
                                       Options Granted                         Option Term(5)
                         Options/SARs  to Employees in Exercise Expiration ----------------------
          Name           Granted(1)(6) Fiscal Year(2)  Price(3)  Date(4)       5%         10%
          ----           ------------- --------------- -------- ---------- ---------- -----------
Willem P. Roelandts.....    300,000         3.22%      $33.125   04/02/11  $6,249,640 $15,837,815
Kris Chellam............     75,000         0.81%      $33.125   04/02/11  $1,562,410 $ 3,959,453
Stephen D. Haynes.......     60,000         0.65%      $33.125   04/02/11  $1,249,928 $ 3,167,563
Dennis L. Segers........     90,000         0.97%      $33.125   04/02/11  $1,874,892 $ 4,751,344
Richard W. Sevcik.......    100,000         1.07%      $33.125   04/02/11  $2,083,213 $ 5,279,271

--------
(1) These options were granted under the Company's 1997 Stock Option Plan, have a 10-year term, vest over a four-year period of employment and have an exercise price equal to market value on the date of grant.
(2) Includes options to purchase an aggregate of approximately 9,308,210 shares of Common Stock of the Company which were granted to all employees during the fiscal year ended on March 31, 2001.
(3) The exercise price may be paid by check, cash or delivery of shares that have been held for a minimum of six months.

(4) Options may terminate before their expiration dates if the optionee's status as an employee, director, or consultant is terminated, upon the optionee's death or upon an acquisition of the Company.
(5) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually from the date of grant until the end of the ten-year option term. These values are calculated based on requirements established by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.
(6) Represents options granted April 2, 2001 based on achievement of fiscal 2001 corporate and individual objectives.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Options

   The following table sets forth, as to the Named Executive Officers, certain information concerning exercise of options during the fiscal year ended March 31, 2001, and the year-end value of unexercised options:

                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised         In-the-Money
                                                     Options/SAR's at          Options/SAR's at
                           Shares                     Fiscal Year-end         Fiscal Year-end (1)
                         Acquired on    Value    ------------------------- -------------------------
   Name                  Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
   ----                  ----------- ----------- ----------- ------------- ----------- -------------
Willem P. Roelandts.....   120,000   $6,320,101   3,878,971     576,929    $98,436,358  $7,204,872
Kris Chellam............         0   $     0.00     369,791     280,209    $ 8,900,292  $5,798,431
Stephen D. Haynes.......   146,265   $9,407,674     410,171     111,126    $ 9,736,870  $1,661,061
Dennis L. Segers........    70,865   $4,620,584     273,952     225,333    $ 5,437,214  $3,041,416
Richard W. Sevcik.......    75,400   $4,264,027   1,188,209     184,791    $27,059,754  $2,507,279

--------
(1) Calculated by determining the difference between the fair market value of the Securities underlying the options at March 31, 2001 ($35.125 per share) and the exercise price of the options.

             REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                        DIRECTORS FOR FISCAL YEAR 2001

Overview

   The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, determines the specific compensation levels for senior management and administers the Profit Sharing Plan, the Xilinx Incentive Plan, the 1990 Employee Qualified Stock Purchase Plan, the 1997 Stock Plan and the Deferred Compensation Plan. The Compensation Committee is comprised of independent, non-employee Directors who have no interlocking relationship as defined by the SEC. The Committee regularly consults independent compensation data such as public company proxy statements and the Radford Management Survey in setting executive compensation. The companies whose proxies and other publicly available materials the Committee reviews in the course of setting executive compensation levels satisfy all or some of the following criteria: they are in similar industries as the Company; they are of roughly similar size (as measured by revenues and aggregate market value) as the Company; they have similar growth expectations as the Company; or they are other companies against whom Xilinx competes for talent.

   The Company applies a similar philosophy to compensation for all employees, including senior management. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals' contributions working toward common, defined goals. The Company strives to attain these objectives through teamwork that is focused upon meeting the expectations of customers and stockholders.

   In determining compensation for the Company's officers for the 2001 fiscal year, the Committee considered a number of factors. In the case of all officers of the Company, determination of base salary was based on a number of criteria, including the individual officer's performance level during the prior year, the officer's base compensation level during the prior year, individual achievements of that officer and base salary paid to officers in comparable positions at companies in Xilinx's industry and of comparable size. Determination of base salary is not made in accordance with a formula which measures weighted qualitative and quantitative factors, but rather is based on objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including an overall review of the foregoing factors, all of which have generally equal importance in making the determination of base salary.

   With respect to cash bonuses paid to officers of the Company for fiscal year 2001, each officer was assigned a target bonus equal to a specified percentage of his base salary at the beginning of the fiscal year. For all officers, that target percentage was established based on target bonuses of comparable officers at comparable companies. Whether or not bonuses are paid is determined solely by whether or not the Company has achieved corporate financial goals for a given quarter. If bonuses are paid, they are paid semiannually. For the 2001 fiscal year, payment of such bonuses depended upon achievement of pre-stated levels of revenue growth and operating income goals, weighted equally.

   The Committee's determination with respect to stock option grants to officers for fiscal year 2001 was based on both individual performance and corporate performance. Determination of option grant amounts is not made in accordance with a formula which measures weighted qualitative and quantitative factors, but rather is based on objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including an overall review of both individual and corporate performance, each of which has generally equal importance in the determination of option grant amounts, and the value of stock option grants of comparable officers at comparable companies.

Compensation Philosophy

   The goals of the compensation program are to align compensation with performance and to enable the Company to attract, retain and reward personnel who contribute to the long-term success of the Company. The

Company's compensation program for executive officers is based on the same principles that apply to all corporate employees.

Competitive Levels of Compensation

   The Company is committed to providing a compensation program that helps to attract and retain the people necessary to achieve its objectives. To ensure that this program is competitive, the Company periodically reviews the compensation practices of other companies in similar industries. The Company believes that its compensation levels are near the median of industry compensation levels.

Compensation Linked to Performance

   Executive officers are rewarded based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as revenue growth, operating profits and performance relative to that of competitors. Individual performance is evaluated in the context of progress against established objectives.

Compensation Determination and Administration Processes

   The Company applies its compensation philosophy worldwide. The Company believes that all employees should understand the performance evaluation and compensation administration processes and endeavors to make such processes fully comprehensible to them.

Modes of Compensation

   At least once a year, the Company reviews employees' base salaries, taking into consideration each employee's performance and salaries for competitive positions in the labor market.

   The Company believes that all employees are responsible for achieving corporate profit objectives. The Company has two profit-based cash incentive plans: a worldwide Profit Sharing Plan and a Xilinx Incentive Plan. These plans provide for a portion of profits to be shared with employees only if the Company achieves pre-stated levels of growth in revenue and operating income. The Company's officers and key employees, including certain of the Named Executive Officers, participate in the Xilinx Incentive Plan, while all other employees (with the exception of employees in the Sales Incentive Plan), participate in the Profit Sharing Plan (provided that they are employed for the entire calendar quarter). Officers and key employees do not participate in the Profit Sharing Plan.

   For employees eligible for the Xilinx Incentive Plan, distribution of the pool of eligible profits occurs semiannually. Individual awards are based upon salary, Company performance and level of responsibility.

   For employees eligible for the Profit Sharing Plan, the pool of eligible profits are distributed quarterly, with 50% divided equally among all participants and the other 50% divided proportionately among participants based on salary level.

   The Compensation Committee adopted a non-qualified deferred compensation plan during fiscal year 2001. Under the Deferred Compensation Plan, certain key employees and non-employee Directors may defer a portion of their salary and bonus. Participants direct the investment of their account balances among mutual funds selected by the participants. This plan was initiated on April 1, 2000.

   The Company believes it is important to align employee and stockholder long-term interests by creating a strong and direct link between employee compensation and stockholder return. To this effect the Company has both a 1988 Stock Option Plan and a 1997 Stock Plan, as well as a 1990 Employee Qualified Stock Purchase Plan.

   The 1988 Stock Option Plan and the 1997 Stock Plan utilize vesting periods to encourage individuals to remain in the employ of the Company and to support the long-term interests of the stockholders. The 1988 Stock

Option Plan had a ten-year life span and the Company's ability to grant options thereunder expired on March 18, 1998. No shares have been granted under the 1988 Stock Option Plan since its expiration, but options previously granted will remain valid subject to the terms of the 1988 Stock Option Plan. Under the 1997 Stock Plan stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, have ten-year terms and generally vest over a four-year or five-year period. Stock option grants are provided at a level calculated to be competitive within the aforementioned similarly-situated companies.

   Under the 1990 Employee Qualified Stock Purchase Plan, employees who meet the required work hours are entitled to purchase shares of Common Stock at 85% of the fair market value of the stock at certain specified dates.

Compensation of the Chief Executive Officer

   Mr. Roelandts became Chief Executive Officer of the Company in January, 1996 and President of the Company in April, 1996. Pursuant to the recommendation of the Compensation Committee, Mr. Roelandts received an annual base salary in the amount of $675,000 for fiscal year 2001. Mr. Roelandts was also eligible for a performance-based bonus targeted at 65% of his annual base salary per year upon the achievement of certain performance goals set by the Board of Directors. In Fiscal Years 1998, and 1999, respectively, Mr. Roelandts was eligible to receive the performance-based bonus semi-annually as stock options in lieu of a cash bonus. The total number of stock options available was 40,800. An award of 20,400 options was granted to Mr. Roelandts on each of October 15, 1998 and April 15, 1999 for achieving the specific goals. The exercise prices for these options were $9.98 and $24.75, respectively, and each option vests in equal monthly increments over four years. Beginning in Fiscal Year 2000, the Compensation Committee determined that any performance-based bonus earned by Mr. Roelandts be paid in cash rather than in stock option grants. The Committee determined Mr. Roelandts' compensation pursuant to objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including assessment of his achievements, and a review of compensation paid to chief executive officers of comparable companies.

                                          Compensation Committee of The Board
                                           of Directors

                                          Philip T. Gianos, Chairman
                                          William G. Howard, Jr.
                                          Jerald G. Fishman

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries.

Certain Transactions with Management and Others

   The Company and Willem P. Roelandts, President and Chief Executive Officer, have entered into a letter agreement relating to Mr. Roelandts' employment and compensation due Mr. Roelandts in the event of his termination from the Company under certain circumstances. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

   The Company and Bernard V. Vonderschmitt, former Chief Executive Officer of the Company, entered into a Consulting Agreement dated June 1, 1996, relating to the provision of consulting services by Mr. Vonderschmitt to the Company. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

   The Company and Richard W. Sevcik, Senior Vice President, IP, Services, and Software Group, entered into a letter agreement dated April 10, 1997, relating to the terms of his employment with the Company. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

   The Company and Kris Chellam, Senior Vice President, Finance and Chief Financial Officer, entered into a letter agreement dated July 22, 1998, relating to the terms of his employment with the Company. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than ten percent of its Common Stock.

   Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to its officers and Directors were complied with during the 2001 fiscal year except: one Form 3 (reporting one transaction) and one Form 5 (reporting one transaction) were amended by Mr. Kris Chellam, the Company's Senior Vice President, Finance and Chief Financial Officer; one Form 4 (reporting one transaction) was amended by Mr. Dennis L. Segers, the Company's Senior Vice President and General Manager, Advanced Products Group; and one Form 4 (reporting one transaction) and one Form 5 (reporting one transaction) were amended by Mr. Bernard V. Vonderschmitt, the Company's Chairman.

Company Stock Price Performance

   The following chart shows a comparison of cumulative total return for the Company's Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500"), and the Standard & Poor's 500 Electronics-Semiconductors Index ("S&P 500 ESI"). The total stockholder return assumes $100 invested on March 31, 1996 in Xilinx, Inc. Common Stock, the S&P 500 and the S&P 500 ESI.

                        [PERFORMANCE GRAPH APPEARS HERE]

                      Comparison of Cumulative Total Return

                       Base                   Years Ending
                       Period   ---------------------------------------------
Company / Index        Mar-96   Mar-97   Mar-98   Mar-99    Mar-00    Mar-01
-----------------------------------------------------------------------------
XILINX INC             $100.00  $153.54  $117.90  $255.49  $1,043.24  $442.49
S&P 500 Index          $100.00  $119.82  $177.34  $210.08  $  247.77  $194.06
S&P 500 Semiconductor
  Index                $100.00  $182.26  $199.03  $301.42  $  744.97  $284.89



         PAST RESULTS ARE NOT AN INDICATOR OF FUTURE INVESTMENT RETURNS

                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors, on the recommendation of the Audit Committee, has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending March 30, 2002 and recommends that stockholders vote for ratification of such appointment.

   Representatives of Ernst & Young LLP attend meetings of the Audit Committee of the Board of Directors. The Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such services. In its review of non-audit services, the Audit Committee considers, among other things, whether the provision of such services is compatible with maintaining the auditor's independence.

   Ernst & Young LLP, has audited the Company's financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Non-audit Fees

   Audit Fees. During the fiscal year ended March 31, 2001, the aggregate fees billed by Ernst & Young LLP, the Company's independent auditors, for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements on Form 10-Q was $385,515.

   Financial Information Systems Design and Implementation Fees*. During the fiscal year ended March 31, 2001, the aggregate fees billed by Ernst & Young LLP for information technology consulting services was $830,981.

   All Other Fees. During the fiscal year ended March 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting services was $693,055. All other fees includes $71,002 of audit related fees. Audit related fees generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and SEC registration statements.

   The Audit Committee has determined the rendering of information technology consulting and all other non-audit services provided by Ernst & Young LLP is compatible with maintaining the auditor's independence.

--------
* Systems Financial Information Design and Implementation Fees consist entirely of fees billed by the Ernst & Young LLP consulting group prior to its sale on May 27, 2000 to Cap Gemini, a separate French public company.

Voting Tabulation and Board Recommendation

   Affirmative votes constituting a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP.

   In the absence of instructions, shares represented by valid proxies shall be voted in accordance with the recommendations of the Board of Directors as shown on the proxy.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP, AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: June 18, 2001

                                  APPENDIX A

                                 XILINX, INC.

                        CHARTER OF THE AUDIT COMMITTEE

                           OF THE BOARD OF DIRECTORS

   This charter governs the operations of the Xilinx, Inc. (the "Company") Audit Committee of the Board of Directors (the "Committee"). The Committee will review and reassess the adequacy of the charter at least annually and obtain the approval of the charter by the Board of Directors.

1. Purpose. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls and the audit process. Consistent with this function, the Audit Committee provides an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board of Directors. The Committee sets the overall corporate tone for quality financial reporting. The primary responsibility for the Company's financial reporting lies with senior management. In carrying out its responsibilities, the Audit Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel or other experts for this purpose.

2. Composition. The members of the Audit Committee shall be appointed by the Board of Directors. The Chairman of the Committee shall be designated by the Board of Directors. The Committee shall have at least three members, and shall be comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. For purposes of this charter, an "independent director" is a director who meets the independence and experience requirements of the Nasdaq Stock Market, Inc.

3. Duties and Responsibilities. The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee or the Board of Directors may amend them as appropriate.

 . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, subject to shareholder approval. The Committee shall review with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss with the independent auditors relationships and services that in the view of the Committee may affect auditor objectivity or independence and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors.

 . The Committee shall review with the internal auditor and independent auditors the overall scope and plans for their respective audits. The Committee will discuss with management, the internal auditor and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk. The Committee will meet separately with the internal auditor and the independent auditors, with and without management present, to discuss the results of their audits.

 . The Committee shall review the Company's interim financial statements with the independent auditors prior to the Company filing its Form 10-Q. The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee will review with the independent auditors, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, their findings and their recommendations, and any other matters required to be discussed with the independent auditors by SAS 61, as may be modified or supplemented. Based on such review and discussions, the Committee will consider whether it will recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

 . The Committee shall review and approve, if appropriate, material changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal audit department.

                                   1043-PS-01

                     THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                                 XILINX, INC.
                      2001 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of XILINX, INC., a Delaware corporation ("Xilinx"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Xilinx, each dated June 18, 2001, and hereby appoints Willem
P. Roelandts and Thomas R. Lavelle, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Xilinx to be held on August 9, 2001, at 11:00 a.m., Pacific Daylight Time, at Xilinx, Inc., 2100 Logic Drive, San Jose, California, 95124, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock $0.01 par value of Xilinx ("Common Stock"), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH OF BERNARD V. VONDERSCHMITT, WILLEM P. ROELANDTS, JOHN L. DOYLE, JERALD G. FISHMAN, PHILIP T. GIANOS, WILLIAM G. HOWARD, JR., FRANK SEIJI SANDA, DENNIS L. SEGERS, RICHARD W. SEVCIK AND ELIZABETH VANDERSLICE AS DIRECTORS OF XILINX; FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2002; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.   ELECTION OF DIRECTORS:

Nominees: Bernard V. Vonderschmitt, Willem P. Roelandts, John L. Doyle, Jerald
G. Fishman, Philip T. Gianos, William G. Howard, Jr., Frank Seiji Sanda, Dennis
L. Segers, Richard W. Sevcik and Elizabeth Vanderslice.

FOR ALL NOMINEES LISTED ABOVE [_]        [_]  WITHHOLD AUTHORITY TO VOTE
                                              FOR ALL NOMINEES LISTED ABOVE

[_]  ____________________________        [_]  MARK HERE FOR ADDRESS CHANGE
For all nominees except as noted above        AND NOTE BELOW

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF XILINX FOR THE FISCAL YEAR ENDING MARCH 30, 2002:

[_]    FOR               [_]    AGAINST           [_]    ABSTAIN

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:___________   Date:___________   Signature:_________   Date:__________

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

                         EQUISERVE VOTING INSTRUCTIONS

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Vote by Telephone                                           Vote by Internet
It's fast, convenient and immediate!                        It's fast, convenient and your vote is
Call Toll-Free on a Touch-Tone Phone                        immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)
------------------------------------------------------------------------------------------------------------
Follow these four easy steps:                               Follow these four easy steps:

1.  Read the accompanying Proxy Statement and               1.  Read the accompanying Proxy Statement and
    Proxy Card.                                                 Proxy Card.

2.  Call the toll-free number 1-877-PRX-VOTE                2.  Go to the Website
    (1-877-779-8683).                                           http://www.eproxyvote.com/xlnx
                                                                ------------------------------
3.  Enter your 14-digit Voter Control Number
    located on your Proxy Card above your name.             3.  Enter your 14-digit Voter Control Number
                                                                located on your Proxy Card above your name.
4.  Follow the recorded instructions.
                                                            4.  Follow the instructions provided.




Your vote is important! Call 1-877-PRX-VOTE                 Your vote is important!
 (1-877-779-8683) anytime!                                  Go to http://www.eproxyvote.com/xlnx anytime.
                                                                  ------------------------------
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

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